Exhibit 10.4

SCHOOL SPECIALTY, INC.
2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

School Specialty, Inc. (the “Company”) has granted you one or more shares of Common Stock (the “Stock Grant”) under its 2008 Equity Incentive Plan (the “Plan”) on January 12, 2012.  This Stock Grant entitles you to the number of shares of Common Stock (the “Shares”) set forth in Schedule I to this Restricted Stock Agreement (this “Agreement”), subject to the terms and conditions set forth in this Agreement.

Schedule I to this Agreement provides the details for your Stock Grant.  It specifies the number of Shares you have been granted and the vesting schedule applicable to such Stock Grant.

The Stock Grant is subject in all respects to the applicable provisions of the Plan.  This Agreement does not cover all of the rules that apply to the Stock Grant under the Plan, and the Plan defines any terms in this Agreement that the Agreement does not define.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to the Stock Grant:

Vesting

The Shares you have been granted under this Stock Grant shall vest pursuant to the vesting schedule in Schedule I to this Agreement.  The period during which the Shares are unvested is referred to herein as the “Restricted Period.”

Shareholder Status

Prior to the vesting of the Shares, you shall have the right to vote the Shares, the right to receive and retain all regular cash dividends paid or distributed in respect of the Shares, and except as expressly provided otherwise herein, all other rights as a holder of outstanding shares of Common Stock.  Notwithstanding the foregoing, you shall not have the right to vote or to receive dividends with respect to the Shares with respect to record dates occurring after any of the Shares revert to the Company pursuant to this Agreement.  Until the Shares vest pursuant to Schedule I to this Agreement, the Company shall retain custody of the Shares.  As soon as practicable after the lapse of the restrictions, the Company shall issue or release or cause to be issued or released the Shares, less any Shares used to satisfy the obligation to withhold income and/or employment taxes in connection with the vesting of any Shares.

Taxes

The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of the grant or vesting of the Shares or any payments thereon or in connection therewith, and the Company may defer making delivery with respect to the Shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation. The Company may withhold Shares to satisfy such withholding obligations.

Transfer Restrictions

During the Restricted Period, the Shares may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by you, or be subject to execution, attachment or similar process.  Any transfer in violation of this Agreement shall be void and of no further effect.

No Right to Employment	The granting of this Stock Grant shall not be construed as granting you any right with respect to continued employment by the Company.

Governing Law

The laws of the State of Wisconsin will govern all matters relating to this Agreement, without regard to the principles of conflict of laws, except to the extent superseded by the laws of the United States of America.

Notices

Any notice you give to the Company must follow the procedures then in effect.  If no other procedures apply, you must deliver your notice in writing by hand or by mail to the office of the Corporate Assistant Secretary.  If mailed, you should address it to the Company’s Corporate Assistant Secretary at the Company’s then corporate headquarters, unless the Company directs Participants to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice.  The Company will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records.  You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to Participants.

Plan Governs	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

Election under Section 83(b) of the Code

You may make an election under Code Section 83(b) in connection with receiving this Stock Grant.  This election must be made within thirty days of the Grant Date of the Stock Grant set forth in Schedule I.  By making such an election, you will be taxed for federal and state income and employment tax purposes on the Shares at their Fair Market Value on the Grant Date, ignoring the fact that the Shares may not vest.  You are responsible for paying these taxes with your own funds.  If you forfeit all or any portion of your Stock Grant, you will not be entitled to recover the amounts previously included in income from the filing of the election under Section 83(b) of the Code.  Please consult with your tax advisor about the advisability and mechanics of making an election under Section 83(b) of the Code.

Adjustments

Any adjustments made pursuant to Section 15 of the Plan shall be made in such a manner as to ensure that, after such adjustment, the Stock Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A and the Committee shall not have the authority to make any adjustments pursuant to Section 15 of the Plan to the extent that the existence of such authority would cause the Stock Grant to be subject to Code Section 409A.

SCHOOL SPECIALTY, INC.

PARTICIPANT ACKNOWLEDGMENT

I acknowledge that I have received a copy of the Plan.  I represent that I have read and am familiar with the Plan’s terms.  By signing where indicated on Schedule I, I accept this Stock Grant subject to all of the terms and provisions of this Agreement and the Plan, as the Plan may be amended in accordance with its terms.  I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Stock Grant.

/s/ Michael P. Lavelle	Date: January 12, 2012
Michael P. Lavelle

Schedule I

to

SCHOOL SPECIALTY, INC.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

NOTICE OF STOCK GRANT

Name and Address of Employee

Michael P. Lavelle

8402 Lake Burden Circle

Windermere, Florida  34786

Grant Date

January 12, 2012

Shares Covered by Stock Grant

Grant # 1154

75,000 Shares

Vesting Schedule

This Stock Grant will vest as to one-third of the Shares on the date on which you have purchased a number of shares of Common Stock with an aggregate purchase price of at least $400,000.00 (the “Purchase Date”), and will vest as to another one-third of the Shares on each of the first and second anniversaries of the Purchase Date, assuming you have been continuously employed by the Company since the Grant Date on such anniversary.  Provided that the Purchase Date occurred before your death or Disability, the unvested Shares will vest upon termination of your employment due to your death or Disability with respect to a number of Shares equal to the number of Shares that would have vested on the next anniversary of the Purchase Date following the termination of your employment, multiplied by a fraction, the numerator of which is the number of days following the most recent date on which a portion of the Stock Grant vested up to and including the date of termination of your employment and the denominator of which is 365.  In addition, any unvested Shares will become fully vested upon the occurrence of a Change in Control, provided however that if the consideration to be received by the shareholders of the Company pursuant to the Change in Control consists in part or in whole of publicly traded equity securities and the Shares will be converted into such publicly traded equity securities, then the unvested Shares will become fully vested upon the first to occur of (a) the date on which such Shares would otherwise vest, (b) the date on which your employment terminates due to death, Disability or termination of employment by the successor to the Company without Cause or (c) upon a subsequent change in control of the successor to the Company.  If your employment is terminated for any reason not specified above, the vesting of the Shares shall, on the date of such termination, cease and any unvested Shares shall be forfeited by you and revert to the Company.

For purposes of this Stock Grant, the terms “Disability” and “Cause” have the same meanings ascribed to such terms in the Employment Agreement between the Company and you dated as of January 12, 2012 (the “Employment Agreement”).

By your signature, you acknowledge and agree that this Stock Grant is governed by the terms and conditions of the Restricted Stock Agreement and the School Specialty, Inc. 2008 Equity Incentive Plan.

/s/ Michael P. Lavelle	Date: January 12, 2012
Michael P. Lavelle

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